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                                                                   Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 13, 1998, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-57009) and related Prospectus of Iron Age Holdings Corporation for the registration of $45,140,000 of its 12- 1/8% senior discount notes due 2009.

Ernst & Young LLP
Pittsburgh Pennsylvania

September 10, 1998